           Consent of Independent Registered Public Accounting Firm

We  consent  to the  reference  to our  firm  under  the  captions  "Financial
Highlights",   "Board  of  Trustees"  and   "Independent   Registered   Public
Accounting  Firm and Legal Counsel" and to the use of our report dated May 17,
2004 included in the Statement of Additional  Information of this Registration
Statement  (Form  N-2  No.  333-89784  and  811-21110)  of  OFI  Tremont  Core
Diversified Hedge Fund.

/s/ ERNST & YOUNG LLP
--------------------------
ERNST & YOUNG LLP

New York, New York
July 23, 2004